Exhibit 99.3

FOR IMMEDIATE RELEASE

FuelCell Energy Announces Closing of Public Offering of 39,696,320 Shares of Common Stock

DANBURY, CT – December 4, 2020 – FuelCell Energy, Inc. (Nasdaq: FCEL) (“FuelCell Energy” or the “Company”) today announced completion of the previously announced underwritten public offering of 39,696,320 shares of its common stock, including the underwriters’ exercise, in full, of their option to purchase an additional 5,177,781 shares of common stock from the Company. The offering consists of 25,000,000 shares sold by the Company and 14,696,320 shares sold by certain selling stockholders, resulting in aggregate gross proceeds of $162.5 million to the Company and $95.5 million to the selling stockholders, before deducting the underwriters’ discounts and offering expenses. The Company will not receive any proceeds from the sale of its common stock by the selling stockholders.

J.P. Morgan Securities LLC is acting as sole book-running manager. Barclays Capital Inc., Canaccord Genuity LLC, Cowen and Company LLC, Loop Capital Markets LLC, Oppenheimer & Co. Inc., Craig-Hallum Capital Group LLC, and Tuohy Brothers Investment Research, Inc. acted as co-managers for the offering.

A shelf registration statement on Form S-3 (including a prospectus) relating to these securities has been filed with the Securities and Exchange Commission and has become effective. The offering will be made only by means of a prospectus supplement and the accompanying prospectus. A copy of the final prospectus supplement and accompanying prospectus related to the offering can be obtained for free by visiting the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-888-603-5847.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL): FuelCell Energy is a global leader in sustainable clean energy technologies that address some of the world’s most critical challenges around energy, safety and global urbanization. As a leading global manufacturer of proprietary fuel cell technology platforms, FuelCell Energy is uniquely positioned to serve customers worldwide with sustainable products and solutions for businesses, utilities, governments and municipalities. Our solutions are designed to enable a world empowered by clean energy, enhancing the quality of life for people around the globe. We target large-scale power users with our megawatt-class installations globally, and currently offer sub-megawatt solutions for smaller power consumers in Europe. To provide a frame of reference, one megawatt is adequate to continually power approximately 1,000 average sized U.S. homes. We develop turn-key distributed power generation solutions and operate and provide comprehensive service for the life of the power plant. Our fuel cell solution is a clean, efficient alternative to traditional combustion-based power generation, and is complementary to an energy mix consisting of intermittent sources of energy, such as solar and wind turbines. Our customer base includes utility companies, municipalities, universities, hospitals, government entities/military bases and a variety of industrial and commercial enterprises. Our leading geographic markets are currently the United States and South Korea, and we are pursuing opportunities in other countries around the world. FuelCell Energy, based in Connecticut, was founded in 1969.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and its business plans and strategies. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, ability to access certain markets, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, access to and ability to raise capital and attract financing, potential volatility of energy prices, rapid technological change, competition, the Company’s ability to successfully implement its new business strategies and achieve its goals, the Company’s ability to achieve its sales plans and cost reduction targets, changes by the U.S. Small Business Administration or other governmental authorities to, or with respect to the implementation or interpretation of, the Coronavirus Aid, Relief, and Economic Security Act, the Paycheck Protection Program or related administrative matters, and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to customers’ capital budgets and investment plans, impacts to the Company’s project schedules, impacts to the Company’s ability to service existing projects, and impacts on the demand for the Company’s products, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

FuelCell Energy, Inc.

ir@fce.com

203.205.2491

Source: FuelCell Energy

# # #